SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is dated as of this 15th day of July, 2014, by and between Ori Goore, a resident of Israel ("Goore") and Dynamic Applications Corp., a Delaware corporation (the “Company”), with offices located at 14 Menachem Begin Street, Ramat Gan 52700, Israel. Mr. Goore and the Company are sometimes referred to collectively, as the "Parties," and individually, as a "Party."

WHEREAS, Mr. Goore has served as an officer and director of the Company from February 2009 until the date of this Agreement; and

WHEREAS, Mr. Goore has agreed with the Company that, in consideration for: (i) the issuance by the Company of 250,000 restricted shares of the Company's common stock (the "Goore Shares"); (ii) the grant by the Company of 150,000 warrants exercisable for a period of 24 months from the date of this Agreement at an exercise price of US$0.14 per share (the "Goore Warrants"); and (iii) the wire payment of US$7,500 (the "Goore Wire") collectively, the "Consideration," all as set in Section 1 below, Mr. Goore shall resign each of his positions with the Company, namely as CEO and director, evidenced by the Form of Resignation Letter attached hereto.

NOW THEREFOR, the Parties agree as follows:

1. Consideration and Resignation:
A. The Company agrees that immediately upon the execution and delivery of this Agreement and receipt of the above-referenced Resignation Letter, the Company will: (i) instruct its transfer agent in writing to issue i/n/o Ori Goore a certificate evidencing the 250,000 Goore Shares; (ii) instruct its counsel to prepare and deliver a certificate evidencing the 150,000 Goore Warrants; and (iii) initiate the US$7,500 Goore Wire pursuant to written instructions provided by Mr. Goore to the Company.
B. Mr. Goore agrees that upon his receipt of the above Consideration, he shall immediately execute and deliver any additional documentation that the Company may reasonably request in connection with the Form 8-K that the Company must file with the United States Securities and Exchange Commission.

2. Miscellaneous:
(i) Entire Agreement: This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof;
(ii) Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the Parties hereto;
(iii) Counterparts: This Agreement may be executed in any number of counterparts by the separate Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ORI GOORE                                     DYNAMIC APPLICATIONS CORP.

/s/: Or Goore                                     /s/: Eli Gonen
Ori Goore                                             Eli Gonen, Chairman